Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

To the Board of Directors of
Biostar Pharmaceuticals, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-192963) of Biostar Pharmaceuticals, Inc. of our report dated March 31, 2014 relating to the consolidated financial statements, which appears in the Annual Report on Form 10-K of Biostar Pharmaceuticals, Inc., for the years ended December 31, 2013 and 2012.

/s/ Clement C. W. Chan & Co.
Clement C. W. Chan & Co.
Certified Public Accountants
Hong Kong
March 31, 2014